UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported) April 1, 2004


                                   AGWAY INC.
                                   ----------
             (Exact name of registrant as specified in its charter)


Delaware                           2-22791                            15-0277720
--------------------------------------------------------------------------------
(State or other jurisdiction    (Commission                        (IRS Employer
of incorporation)               File Number)                 Identification No.)


333 Butternut Drive, DeWitt, New York                                      13214
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)



        Registrant's telephone number, including area code (315) 449-7446







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ITEM 5.   OTHER EVENTS AND REGULATION FD DISCLOSURE

As previously reported, on October 22, 2002, Agway Inc. announced that the U.S. Bankruptcy Court for the Northern District of New York ("Bankruptcy Court") approved the Company's motion for access to the full amount of the $125 million debtor-in-possession (DIP) credit facility, provided by a group of institutions led by GE Commercial Finance. Pursuant to this DIP credit facility, certain letters of credit totaling approximately $30.3 million were issued and outstanding as of April 4, 2004. Furthermore, this DIP credit facility matured on April 4, 2004, and the existing lenders informed the Company that they would not renew the existing letters of credit as they expire.

As a result, the Company entered into a new Letter of Credit and Guaranty Agreement with a new lender that was approved by the Bankruptcy Court on April 1, 2004. This agreement allows the Company to issue letters of credit in an aggregate amount of up to $40 million to replace the existing $30.3 million of issued letters of credit, and allows the Company to obtain additional letters of credit, if required, up to the $40 million. The term of this agreement is two years and requires a cash collateral deposit of 104% of the face amount of each letter of credit issued. The agreement does not include any financial covenants or any other security or liens on any other assets of the Company.

Agway has been funding its remaining operations from its cash on hand and it anticipates that such cash will be sufficient to fund such operations until the Chapter 11 Plan filed with the Bankruptcy Court has been confirmed, assuming the Plan is confirmed on or about April 21, 2004, and the Plan becomes effective on or about April 30, 2004.

The Letter of Credit and Guaranty Agreement and the U.S. Bankruptcy Court Order authorizing the Company to obtain post-petition financing under the new credit facility are filed herein as Exhibit 99.






CAUTIONARY STATEMENT FOR PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Agway is including the following cautionary statement in this Form 8-K to make applicable and take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 for any forward-looking statement made by, or on behalf of, Agway. Where any such forward-looking statement includes a statement of the assumptions or basis underlying such forward-looking statement, Agway cautions that, while it believes such assumptions or basis to be reasonable and makes them in good faith, assumed facts or basis almost always vary from actual results, and the differences between assumed facts or basis and actual results can be material, depending upon the circumstances. Certain factors that could cause actual results to differ materially from those projected have been discussed herein and include the factors set forth below. Other factors that could cause actual results to differ materially include uncertainties of economic, competitive and market decisions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Agway. Where, in any forward-looking statement, Agway, or its management, expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement of expectation or belief will result or be achieved or accomplished. The words "believe," "expect," "intend" and "anticipate" and similar expressions identify forward-looking statements.


In addition, Agway refers you to the documents the Company files from time to time with the Securities and Exchange Commission, specifically, the Company's most recent Form 10-K, Form 10-Q and its current reports filed on Form 8-K including, among others, the Form 8-K dated March 2, 2004, which contains the Company's amended Chapter 11 Plan and the related Disclosure Statement, the Form 8-K dated December 23, 2003, which contained unaudited consolidated financial statements for Agway and its subsidiaries as of and for the year ended June 30, 2003 and restated unaudited consolidated financial statements as of June 30, 2002 and each of the years in the two-year period then ended. These documents contain and identify important factors that could cause the Company's actual results to differ materially from those contained in Agway's projections or forward looking statements.


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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

The following exhibits are filed as part of this report.

No.
---

99.1     Letter of Credit and Guaranty Agreement, dated April 2, 2004.
99.2 U.S. Bankruptcy Court Order authorizing debtors to obtain post-petition financing, dated April 1, 2004.















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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            AGWAY INC.
                                            (Registrant)


Date       April 13, 2004                   By         /s/ JOHN F. FEENEY
       ------------------------------           --------------------------------
                                                          John F. Feeney
                                                       Corporate Controller
                                                    (Chief Accounting Officer)





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